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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the references to our firm under the captions "Selected Consolidated Financial Data", "Summary Selected Consolidated Financial Data" and "Experts" in the Registration Statement (Form S-3 No. 333-65402) of Sprint Corporation and Sprint Capital Corporation which is incorporated by reference into the Registration Statement (Form S-3) of Sprint Corporation and Sprint Capital Corporation filed pursuant to Rule 462(b) under the Securities Act of 1933 and to the incorporation by reference therein of our reports dated February 1, 2001, with respect to the consolidated financial statements and schedule of Sprint Corporation, as amended, and the combined financial statements of the Sprint FON Group and the Sprint PCS Group, as amended, included in Sprint Corporation's Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                             /S/ ERNST & YOUNG LLP

Kansas City, Missouri
August 6, 2001